EXHIBIT 99.1

N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE

OCTOBER 23, 2006

INVESTOR CONTACT: JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT - INVESTOR RELATIONS AND RESEARCH (405) 767-4763	MEDIA CONTACT: THOMAS S. PRICE, JR. SENIOR VICE PRESIDENT - CORPORATE DEVELOPMENT (405) 879-9257

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2006 THIRD

QUARTER FINANCIAL AND OPERATIONAL RESULTS RELEASE

DATE AND CONFERENCE CALL

OKLAHOMA CITY, OKLAHOMA, OCTOBER 23, 2006 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2006 third quarter financial and operational results release to be issued after the close of trading on the New York Stock Exchange on Thursday, October 26, 2006.

The company has scheduled a conference call to discuss the release for Friday morning, October 27, 2006 at 9:00 am EDT. The telephone number to access the conference call is 913-981-5543 and the confirmation code is 3952942. We encourage those who would like to participate in the call to place your calls between 8:50 and 9:00 am EDT.

For those unable to participate in the conference call, a replay will be available for audio playback at 12:00 pm EDT on Friday, October 27, 2006 and will run through midnight Monday, November 13, 2006. The number to access the conference call replay is

719- 457-0820; passcode for the replay is 3952942.

The conference call will also be simulcast live on the Internet and can be accessed by going directly to the Chesapeake website at www.chkenergy.com and selecting “News & Events” section. The webcast of the conference call will be available on our website indefinitely.

Chesapeake Energy Corporation is the third largest independent producer of natural gas in the U.S. Headquartered in Oklahoma City, the company’s operations are focused on exploratory and developmental drilling and corporate and property acquisitions in the Mid-Continent, Permian Basin, South Texas, Texas Gulf Coast, Barnett Shale, Ark-La-Tex and Appalachian Basin regions of the United States. The company’s Internet address is www.chkenergy.com.